 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 11, 2022

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082	05-0420589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Enterprise Center, Middletown, RI 02842
(Address of Principal Executive Offices) (Zip Code)

(401) 847-3327
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
The Nasdaq Stock Market LLC
Common Stock, par value $0.01 per share	KVHI	(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 11, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of KVH Industries, Inc. (the “Company”) approved amendments to the Employment Agreement (the “Employment Agreement”) dated as of May 2, 2022 between the Company and Brent C. Bruun, the Company’s President and Chief Executive Officer, and made other adjustments to his compensation.

Mr. Bruun was appointed President and Chief Executive Officer of the Company in June 2022 but no changes were made to his compensation at that time.

On October 11, 2022, the Company entered into an amendment to the Employment Agreement that, among other things, (a) increased Mr. Bruun’s annual base salary to $448,360 per year, retroactive to July 1, 2022, (b) increased his target annual incentive compensation for the second half of 2022 to 80% of his base salary (without changing his target annual incentive compensation for the first half of 2022), (c) extended the “Retention Date” under the Employment Agreement from December 31, 2022 to December 31, 2023, which effectively extended the period during which Mr. Bruun must remain employed by the Company in order to earn his “Retention Bonus” (as defined in the Employment Agreement), and (d) modified the amount of the Retention Bonus from 75% of his base salary in effect on May 2, 2022 to 75% of the highest base salary in effect for Mr. Bruun on or before the date he becomes entitled to receive the Retention Bonus or the “Partial Retention Bonus” (as defined in the Employment Agreement). The amendment did not modify the terms of the Employment Agreement relating to acceleration of vesting of certain equity awards if Mr. Bruun remains employed by the Company through December 31, 2022.

In addition to the amendment to Mr. Bruun’s Employment Agreement, the Compensation Committee also granted Mr. Bruun a restricted stock award and a non-statutory stock option, which together had an aggregate grant date fair value of approximately $100,000. The restricted stock award and the non-statutory stock option have terms that are materially consistent with the previously disclosed terms of similar grants to the Company’s executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: October 13, 2022	By:	/s/ Roger A. Kuebel
Roger A. Kuebel
Chief Financial Officer